Exhibit 99.10

September 27, 2024

U.S. Securities and Exchange Commission

Division of Corporation Finance

Office of Industrial Applications and Services

100 F Street, N.E.

Washington, D.C. 20549

Re:	New Century Logistics (BVI) Limited
Registration Statement on Form F-1
Application for Waiver of Requirements of Form 20-F, Item 8.A.4
File No. 333-274115

Ladies and Gentlemen:

I am the Chief Financial Officer of New Century Logistics (BVI) Limited , a British Virgin Islands business company (the “Company”). The Company has publicly filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form F-1, as amended (the “Registration Statement”) relating to a proposed initial public offering (“IPO”) of the Company’s Ordinary Shares. This letter respectfully requests a waiver of the requirements of Item 8.A.4 of Form 20-F.

The Registration Statement at the time it is declared effective by the Securities and Exchange Commission will contain audited financial statements for the two years ended September 2023 and 2022, in each case prepared in conformity with accounting principles generally accepted in the United States of America. Item 8.A.4 of Form 20-F, which is applicable to the Registration Statement pursuant to Item 4(a) of Form F-1, states that because this will be the Company’s IPO, the Registration Statement must include audited financial statements of a date not older than 12 months unless a waiver is obtained. See also Division of Corporation Finance, Financial Reporting Manual, Section 6220.3.

Instruction 2 to Item 8.A.4 of Form 20-F provides that the Commission will waive the 12-month age of financial statements requirement “in cases where the company is able to represent adequately to us that it is not required to comply with this requirement in any other jurisdiction outside the United States and that complying with this requirement is impracticable or involves undue hardship.” Such instruction also notes that if the Commission “waive[s] the 12-month requirement,” the company must “comply with the 15-month requirement” of Item 8.A.4 of Form 20-F. See also the Staff’s 2004 release entitled International Reporting and Disclosure Issues in the Division of Corporation Finance (available on the Commission’s website at http://www.sec.gov/divisions/corpfin/internatl/cfirdissues1104.htm), Section III.B.c, in which the Staff notes:

“The instruction indicates that the staff will waive the 12-month requirement where it is not applicable in the registrant’s other filing jurisdictions and is impracticable or involves undue hardship. As a result, we expect that the vast majority of IPOs will be subject only to the 15-month rule. The only times that we anticipate audited financial statements will be filed under the 12-month rule are when the registrant must comply with the rule in another jurisdiction, or when those audited financial statements are otherwise readily available.” (emphasis added)

We hereby respectfully request that the Staff of the Commission waive the requirement of Item 8.A.4 of Form 20-F applicable to the Registration Statement. In connection with this request, we, as counsel to the Company, represent to the Commission that:

1.	The Company is not required by any jurisdiction outside the United States to prepare, and has not prepared, financial statements audited under any generally accepted auditing standards for any interim period.

2.	Compliance with Item 8.A.4 is impracticable and involves undue hardship for the Company.

3.	The Company does not anticipate that its audited financial statements for the year ended September 30, 2024, will be available until mid- to late-November 2024.

4.	In no event will the Company seek effectiveness of the Registration Statement if its audited financial statements are older than 15 months at the time of the public filing.

We are filing this letter as an exhibit to Amendment No.7 pursuant to instruction 2 to Item to Item 8.A.4 of Form 20-F.

Please do not hesitate to contact Huan Lou at (212) 930-9700 if you have any questions regarding the foregoing or if we can provide any additional information.

Very truly yours,

/s/ Cheuk Ho Chan
Cheuk Ho Chan
Chief Financial Officer